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         EXHIBIT 21.01
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         SUBSIDIARIES AS AT MARCH 15, 2001
         ---------------------------------
         COMPANY NAME                               JURISDICTION OF ORGANIZATION
         ---------------------------------------------------------------------------

         Media Pro International S.A.                         Romania
         Media Vision S.R.L.                                  Romania
         Video Vision International S.R.L.                    Romania
         Pro TV S.R.L.                                        Romania

         International Media Services Ltd.                    Bermuda
         Innova Film GmbH .                                   Germany
         Enterprise "Intermedia"                              Ukraine
         Broadcasting Company "Studio 1+1"                    Ukraine
         Ukraine Advertising Holding B.V.                     Netherlands

         Ceska Nezavisla Televizni Spolecnost, spol. s.r.o.   Czech Republic
         Soural a.s.                                          Czech Republic
         CET 21 spol. s.r.o.                                  Czech Republic

         Slovenska Televizna Spolocnost, spol. s.r.o.         Slovakia

         MKTV Rt (Irisz TV)                                   Hungary
         GammaSat Media Investment Holding Kft                Hungary
         Magyarhang Kft                                       Hungary

         MM TV 1, d.o.o.                                      Slovenia
         Tele 59, d.o.o.                                      Slovenia
         Meglic Telecom, d.o.o.                               Slovenia
         Produkcija Plus, d.o.o.                              Slovenia
         Idea d.o.o.                                          Slovenia
         Robin d.o.o.                                         Slovenia
         Euro 3 d.o.o.                                        Slovenia
         POP TV d.o.o.                                        Slovenia
         Kanal A d.d.                                         Slovenia
         Superplus Holding d.d.                               Slovenia

         CME Media Enterprises B.V.                           Netherlands
         CME Czech Republic B.V.                              Netherlands
         CME Czech Republic II B.V.                           Netherlands
         European Media Group Ltd.                            Bulgaria
         CME Germany B.V.                                     Netherlands
         CME Hungary B.V.                                     Netherlands
         CME Poland B.V.                                      Netherlands
         CME Romania B.V.                                     Netherlands
         CME Slovakia B.V.                                    Netherlands
         CME Slovenia B.V.                                    Netherlands
         CME Ukraine B.V.                                     Netherlands

         CME Media Enterprises                                UK
         CME Ukraine Holding GmbH                             Austria
         CME Development Corporation                          USA
         CME Programming Services Inc.                        USA
         CME Programming Services B.V.                        Netherlands
         Central European Media Enterprises N.V.              Netherlands Antilles

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